Exhibit 4.1

Execution Version

FIFTH SUPPLEMENTAL INDENTURE

between

EAGLE POINT CREDIT COMPANY INC.

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,

Trustee

Dated as of January 24, 2022

THIS FIFTH SUPPLEMENTAL INDENTURE (this “Fifth Supplemental Indenture”), dated as of January 24, 2022, is between Eagle Point Credit Company Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as trustee (the “Trustee”). All capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Base Indenture (as defined below).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of December 4, 2015 (the “Base Indenture” and, as supplemented by this Fifth Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of the Company’s debt securities (the “Securities”) evidencing its unsecured indebtedness, to be issued in one or more series as provided in the Base Indenture;

WHEREAS, the Company previously entered into the First Supplemental Indenture, dated as of December 4, 2015 (the “First Supplemental Indenture”), a Second Supplemental Indenture, dated as of August 8, 2017 (the “Second Supplemental Indenture”), a Third Supplemental Indenture, dated as of April 24, 2018 (the “Third Supplemental Indenture”), and a Fourth Supplemental Indenture, dated as of March 25, 2021 (the “Fourth Supplemental Indenture”), each of which amended and supplemented the Base Indenture. The First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and Fourth Supplemental Indenture are not applicable to the Series 2029 Notes (as defined below);

WHEREAS, the Company desires to initially issue and sell up to $100,000,000 aggregate principal amount (including up to $13,000,000 aggregate principal amount pursuant to the underwriters’ overallotment option) of the Company’s 5.375% notes due 2029 (the “Series 2029 Notes”);

WHEREAS, Sections 9.01(iv) and 9.01(vi) of the Base Indenture provide that, without the consent of Holders of the Securities of any series issued under the Indenture, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture to (i) change or eliminate any of the provisions of the Base Indenture when there is no Security Outstanding of any series created prior to the execution of a supplemental indenture that is entitled to the benefit of such provision and (ii) establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01 of the Base Indenture;

WHEREAS, the Company desires to establish the form and terms of the Series 2029 Notes and to modify, alter, supplement and change certain provisions of the Base Indenture for the benefit of the Holders of the Series 2029 Notes (except as may be provided in a future supplemental indenture to the Indenture (each, a “Future Supplemental Indenture”)); and

WHEREAS, the Company has duly authorized the execution and delivery of this Fifth Supplemental Indenture to provide for the issuance of the Series 2029 Notes and all acts and things necessary to make this Fifth Supplemental Indenture a valid and legally binding obligation of the Company and to constitute a valid agreement of the Company, in accordance with its terms, have been done and performed.

NOW, THEREFORE, THIS INDENTURE WITNESSETH: For and in consideration of the premises and the purchase of the Series 2029 Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Series 2029 Notes, as follows:

ARTICLE I.
TERMS OF THE SERIES 2029 NOTES

Section 1.01.       Terms of the Series 2029 Notes. The following terms relating to the Series 2029 Notes are hereby established:

(a)          The Series 2029 Notes shall constitute a series of Securities having the title “5.375% Notes due 2029”.

(b)          The aggregate principal amount of the Series 2029 Notes that may be initially authenticated and delivered under the Indenture (except for Series 2029 Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Series 2029 Notes pursuant to Sections 3.04, 3.05, 3.06, 9.06 or 11.07 of the Base Indenture) shall be up to $100,000,000 aggregate principal amount (including up to $13,000,000 aggregate principal amount pursuant to the underwriters’ overallotment option). Under a Board Resolution, Officer’s Certificate pursuant to Board Resolutions or a Future Supplemental Indenture, the Company may from time to time, without the consent of the Holders of the Series 2029 Notes, issue additional Series 2029 Notes (in any such case, “Additional Notes”) having the same ranking and the same interest rate, maturity and other terms as the Series 2029 Notes. Any Additional Notes and the existing Series 2029 Notes shall constitute a single series under the Indenture and all references to the relevant Series 2029 Notes herein shall include the Additional Notes unless the context otherwise requires.

(c)          The entire outstanding principal of the Series 2029 Notes shall be payable on January 31, 2029, unless earlier redeemed or repurchased in accordance with the provisions of the Indenture.

(d)          The rate at which the Series 2029 Notes shall bear interest shall be 5.375% per annum of the aggregate principal amount. The date from which interest shall accrue on the Series 2029 Notes shall be January 24, 2022 or (including for any Additional Notes issued thereafter) the most recent Interest Payment Date to which interest has been paid or provided for, if applicable. The Interest Payment Dates for the Series 2029 Notes shall be March 31, June 30, September 30 and December 31 of each year, commencing March 31, 2022 (provided that if an Interest Payment Date falls on a day that is not a Business Day, then the applicable interest payment shall be made on the next succeeding Business Day, and no additional interest shall accrue as a result of such delayed payment). The initial interest period shall be the period from, and including, January 24, 2022 (or, for any Additional Notes issued thereafter, the most recent Interest Payment Date to which interest has been paid or provided for, if applicable) to, but excluding, the next applicable initial Interest Payment Date, and the subsequent interest periods shall be the periods from, and including, an Interest Payment Date to, but excluding, the next Interest Payment Date or the Stated Maturity, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, shall be paid to the Person in whose name the Series 2029 Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 15, June 15, September 15 and December 15 of each year, commencing March 15, 2022 (provided, that if a Regular Record Date falls on a day that is not a Business Day, then that Regular Record Date shall be the next succeeding Business Day), as the case may be, next preceding such Interest Payment Date. Interest on the Series 2029 Notes shall be computed on the basis of a 360-day year of twelve 30-day months. Payment of principal of (and premium, if any, on) the Series 2029 Notes shall be made at the Corporate Trust Office of the Trustee in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts, and payment of interest shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, however, that at the option of the Holder, payment of principal of (and premium, if any, on) and interest on the Series 2029 Notes may be made by wire transfer of immediately available funds to an account at a bank in the United States as further set forth in Section 10.01 of the Indenture; provided, further, however, that so long as the Series 2029 Notes are registered to Cede & Co., such payment shall be made by wire transfer in accordance with the procedures established by The Depository Trust Company (“DTC”) and the Trustee.

(e)          The Series 2029 Notes shall be initially issuable in global form (each such Series 2029 Note, a “Global Note”). The Global Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A to this Fifth Supplemental Indenture. Each Global Note shall represent the aggregate principal amount of outstanding Series 2029 Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Series 2029 Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Series 2029 Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the principal amount of outstanding Series 2029 Notes represented thereby shall be made by the Trustee or the Security Registrar, in accordance with Sections 2.03 and 3.05 of the Base Indenture.

(f)           The depositary for such Global Notes (the “Depositary”) shall be DTC. The Security Registrar with respect to the Global Notes shall be the Trustee.

(g)          The Series 2029 Notes shall be defeasible pursuant to Section 14.02 or Section 14.03 of the Base Indenture. Covenant defeasance contained in Section 14.03 of the Base Indenture shall apply to the covenants contained in Sections 10.08 through 10.12 of the Indenture.

(h)          The Series 2029 Notes shall be redeemable pursuant to Section 11.01 of the Base Indenture and as follows:

(i)             The Series 2029 Notes shall be redeemable in whole or in part, at any time or from time to time, at the option of the Company, on or after January 31, 2025, at a Redemption Price equal to 100% of the outstanding aggregate principal amount thereof plus accrued and unpaid interest otherwise payable for the then-current quarterly interest period accrued to, but excluding, the Redemption Date.

(ii)            Notice of redemption shall be given in writing and mailed, first-class postage prepaid or by overnight courier guaranteeing next-day delivery to each Holder of the Series 2029 Notes to be redeemed, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, at the Holder’s address appearing in the Security Register. All notices of redemption shall contain the information set forth in Section 11.04 of the Base Indenture and the delivery of such shall be subject to the terms of the Indenture.

(iii)           Any exercise of the Company’s option to redeem the Series 2029 Notes shall be done in compliance with the Investment Company Act.

(iv)           If less than all of the Series 2029 Notes are to be redeemed at any time, the Trustee shall select the Series 2029 Notes to be redeemed (1) if the Series 2029 Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Series 2029 Notes are listed, (2) on a pro rata basis to the extent practicable or (3) by lot or such similar method in accordance with the procedures of DTC.

(v)            Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest shall cease to accrue on the Series 2029 Notes called for redemption hereunder.

(vi)           The Series 2029 Notes shall not be subject to any sinking fund pursuant to Section 12.01 of the Base Indenture.

(i)           The Series 2029 Notes shall be issuable in denominations of $25 and integral multiples of $25 in excess thereof.

(j)            Holders of the Series 2029 Notes shall not have the option to have the Series 2029 Notes repaid prior to January 31, 2029.

ARTICLE II.
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 2.01.       Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Series 2029 Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article One of the Base Indenture shall be amended by replacing the definition of “Business Day” in Section 1.01 thereof with the following:

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

Section 2.02.       Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Series 2029 Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article One of the Base Indenture shall be amended by adding the following defined terms to Section 1.01 thereof in appropriate alphabetical sequence, as follows:

“Exchange Act” means the United States Securities Exchange Act of 1934 and the rules and regulations promulgated by the Commission thereunder and any statute successor thereto, in each case as amended from time to time.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect from time to time.

ARTICLE III.
SECURITIES FORMS

Section 3.01.       Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Series 2029 Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article Two of the Base Indenture shall be amended by adding the following new Section 2.04 thereto, as set forth below:

“Section 204. Certificated Notes.”

Notwithstanding anything to the contrary in the Indenture, Series 2029 Notes in physical, certificated form shall be issued and delivered to each person that the Depositary identifies as a beneficial owner of the related Series 2029 Notes only if:

(1)	the Depositary notifies the Company at any time that it is unwilling or unable to continue as depositary for the Series 2029 Notes in global form and a successor depositary is not appointed within 90 days; or

(2)	the Depositary ceases to be registered as a clearing agency under the Exchange Act, and a successor depositary is not appointed within 90 days.”

ARTICLE IV.
COVENANTS

Section 4.01.       Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Series 2029 Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article Ten of the Base Indenture shall be amended by replacing Section 10.06 thereof in its entirety with the following:

“Section 10.06. [RESERVED]”

Section 4.02.       Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Series 2029 Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article Ten of the Base Indenture shall be amended by replacing Section 10.07 thereof in its entirety with the following:

“Section 10.07. Waiver of Certain Covenants.”

The Company may omit in any particular instance to comply with any covenant or condition, as specified pursuant to Section 3.01(xv), for Securities of any series, in any covenants of the Company added to Article Ten pursuant to Section 3.01(xiv) or Section 3.01(xv) in connection with the Securities of a series, if before or after the time for such compliance the Holders of at least a majority in aggregate principal amount of all Outstanding Securities of such series, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.”

Section 4.03.       Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Series 2029 Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article Ten of the Base Indenture shall be amended by adding the following new Sections 10.08 through 10.12 thereto, each as set forth below:

“Section 10.08. Closed-end Fund.”

The Company hereby agrees, that for the period of time during which Series 2029 Notes are Outstanding, the Company will remain a closed-end management investment company for purposes of the Investment Company Act.”

“Section 10.09. Ranking.”

The Company hereby agrees, that for the period of time during which Series 2029 Notes are Outstanding, the Company’s payment obligations under the Indenture and the Series 2029 Notes shall at all times rank pari passu, without preference or priority, with all of the Company’s existing and future unsecured indebtedness and senior to any preferred stock the Company may issue.”

“Section 10.10. Section 18(a)(1)(A) of the Investment Company Act.”

The Company hereby agrees that for the period of time during which Series 2029 Notes are Outstanding, the Company will not violate, whether or not it is subject to, Section 18(a)(1)(A) of the Investment Company Act (as modified by the other provisions of Section 18 of the Investment Company Act) as in effect from time to time or any successor provisions thereto, giving effect, in either case, to any exemptive relief granted to the Company by the Commission.”

“Section 10.11. Section 18(a)(1)(B) of the Investment Company Act.”

The Company hereby agrees that for the period of time during which Series 2029 Notes are Outstanding, the Company will not violate, whether or not it is subject to, Section 18(a)(1)(B) of the Investment Company Act (as modified by the other provisions of Section 18 of the Investment Company Act), as in effect from time to time or any successor provisions thereto, giving effect, in either case, to (i) any exemptive relief granted to the Company by the Commission and (ii) no-action relief granted by the Commission to another closed-end investment company (or to the Company if it determines to seek such similar no-action or other relief) permitting the closed-end investment company to declare any cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) of the Investment Company Act in order to maintain the closed-end investment company’s status as a regulated investment company under Subchapter M of the United States Internal Revenue Code of 1986, as amended.”

“Section 10.12. Commission Reports and Reports to Holders.”

The Company hereby agrees that if, at any time, the Company is not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the Commission, the Company agrees to furnish to the Holders of Series 2029 Notes and the Trustee for the period of time during which the Series 2029 Notes are Outstanding: (i) within 60 days after the end of the each fiscal year of the Company, audited annual consolidated financial statements of the Company and (ii) within 60 days after the end of the second fiscal quarter of the Company, unaudited interim consolidated financial statements of the Company. All such financial statements shall be prepared, in all material respects, in accordance with GAAP, as applicable.”

ARTICLE V.
DEFEASANCE AND COVENANT DEFEASANCE

Section 5.01.       Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Series 2029 Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article Fourteen of the Base Indenture shall be amended by replacing Section 14.03 thereof in its entirety with the following:

“Section 14.03. Covenant Defeasance.”

Upon the Company’s exercise of the above option applicable to this Section with respect to any Securities of or within a series, if specified pursuant to Section 3.01, its obligations under any other covenant with respect to such Outstanding Securities on and after the date the conditions set forth in Section 14.04 are satisfied (hereinafter, “covenant defeasance”), and such Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(iv) or 5.01(viii) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. Following a covenant defeasance, payment of such Securities may not be accelerated because of an Event of Default solely by reference to such Sections specified above in this Section 14.03.”

ARTICLE VI.
MEETINGS OF HOLDERS OF SECURITIES

Section 6.01.       Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Series 2029 Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 15.05 of the Base Indenture shall be amended by replacing clause (c) thereof with the following:

“(c) At any meeting of Holders, each Holder of a Security of such series or proxy shall be entitled to one vote for each $25.00 principal amount of the Outstanding Securities of such series held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.”

ARTICLE VII.
PAYMENT

Section 7.01.       Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Series 2029 Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 10.01 of the Base Indenture shall be amended by adding the following at the end of such Section:

“Alternatively, at the request of the registered Holder, the Company will pay the principal of (and premium, if any, on) and interest, if any, on the Securities by wire transfer of immediately available funds to an account at a bank in the United States, on the date when such amount is due and payable. To request payment by wire transfer, the registered Holder must give the Paying Agent appropriate transfer instructions at least 15 Business Days before the requested payment is due. In the case of any interest payment due on an Interest Payment Date, the instructions must be given by the person who is the registered Holder on the relevant Regular Record Date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in accordance with this Section.”

ARTICLE VIII.
MISCELLANEOUS

Section 8.01.       This Fifth Supplemental Indenture and the Series 2029 Notes shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflicts of law principles. This Fifth Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.

Section 8.02.       In case any provision in this Fifth Supplemental Indenture or in the Series 2029 Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 8.03.       This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Fifth Supplemental Indenture. The exchange of copies of this Fifth Supplemental Indenture and of signature pages by facsimile, .pdf transmission, email or other electronic means shall constitute effective execution and delivery of this Fifth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, .pdf transmission, email or other electronic means shall be deemed to be their original signatures for all purposes.

Section 8.04.       The Base Indenture, as supplemented and amended by this Fifth Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this Fifth Supplemental Indenture shall be read, taken and construed as one and the same instrument with respect to the Series 2029 Notes. All provisions included in this Fifth Supplemental Indenture supersede any conflicting provisions included in the Base Indenture with respect to the Series 2029 Notes, unless not permitted by law. The Trustee accepts the trusts created by the Indenture, as supplemented by this Fifth Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture, as supplemented by this Fifth Supplemental Indenture.

Section 8.05.       The provisions of this Fifth Supplemental Indenture shall become effective as of the date hereof.

Section 8.06.       Notwithstanding anything else to the contrary herein, the terms and provisions of this Fifth Supplemental Indenture shall apply only to the Series 2029 Notes and shall not apply to any other series of Securities under the Indenture and this Fifth Supplemental Indenture shall not and does not otherwise affect, modify, alter, supplement or change the terms and provisions of any other series of Securities under the Indenture, whether now or hereafter issued and Outstanding.

Section 8.07.      The recitals contained herein and in the Series 2029 Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture, the Series 2029 Notes or any Additional Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Fifth Supplemental Indenture, authenticate the Series 2029 Notes and any Additional Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of the Series 2029 Notes or any Additional Notes or the proceeds thereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the date first above written.

Eagle Point Credit Company Inc.

By:	/s/ Kenneth P. Onorio
Name: Kenneth P. Onorio
Title: Chief Financial Officer and Chief Operating Officer

American Stock Transfer & Trust Company LLC, Trustee

By:	/s/ Paul Kim
Name: Paul Kim
Title: Assistant General Counsel

[Signature Page to Fifth Supplemental Indenture]

EXHIBIT A

[FORM OF GLOBAL NOTE]

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER DEFINED AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND SUCH CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Eagle Point Credit Company Inc.

No.	$
CUSIP No. 269809 885
ISIN No. US2698098850

5.375% Notes due 2029

Eagle Point Credit Company Inc., a Delaware corporation (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of (U.S. $                      ) on January 31, 2029 (or the next succeeding Business Day, and no additional interest shall accrue as a result of such delayed payment), and to pay interest thereon from or, thereafter, from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on March 31, June 30, September 30 and December 31 of each year, commencing March 31, 2022 (provided, that if an Interest Payment Date falls on a day that is not a Business Day in The City of New York, then the applicable interest payment shall be made on the next succeeding Business Day, and no additional interest shall accrue as a result of such delayed payment), at the rate of 5.375% per annum of the principal amount, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be March 15, June 15, September 15 and December 15 of each year, commencing March 15, 2022 (provided that if a Regular Record Date falls on a day that is not a Business Day in The City of New York, then that Regular Record Date shall be the next succeeding Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. This Security may be issued as part of a series.

Payment of principal of (and premium, if any, on) this Security shall be made at the Corporate Trust Office of the Trustee in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts, and payment of interest shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, however, that at the option of the Holder, payment of principal of (and premium, if any, on) and interest on this Security may be made by wire transfer of immediately available funds to an account at a bank in the United States as further set forth in Section 10.01 of the Indenture; provided, further, however, that so long as this Security is registered to Cede & Co., such payment shall be made by wire transfer in accordance with the procedures established by DTC and the Trustee.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the undersigned officer.

Eagle Point Credit Company Inc.

By:
Name: Kenneth P. Onorio
Title: Chief Financial Officer and Chief Operating Officer

Attest

By:
Name: Courtney B. Fandrick
Title: Secretary, Eagle Point Credit Company Inc.
Date:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

American Stock Transfer & Trust Company LLC, trustee

By:
Authorized signatory
Dated:

Eagle Point Credit Company Inc.
5.375% Notes due 2029

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of December 4, 2015 (herein called the “Base Indenture”), between the Company and American Stock Transfer & Trust Company, LLC, Trustee (herein called the “Trustee”, which term includes any successor trustee under the Base Indenture), and reference is hereby made to the Base Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered, as supplemented by the Fifth Supplemental Indenture, dated as of January 24, 2022 (the “Fifth Supplemental Indenture” and, together with the Base Indenture, herein called the “Indenture”). In the event of any conflict between the Base Indenture and the Fifth Supplemental Indenture, the Fifth Supplemental Indenture shall govern and control.

This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $100,000,000. Under a Board Resolution, an Officer’s Certificate pursuant to Board Resolutions or an indenture supplement, the Company may from time to time, without the consent of the Holders of Securities, issue additional Securities of this series (in any such case, “Additional Securities”) having the same ranking and the same interest rate, maturity and other terms as the Securities. Any Additional Securities and the existing Securities shall constitute a single series under the Indenture and all references to the relevant Securities herein shall include the Additional Securities unless the context otherwise requires. The aggregate amount of outstanding Securities represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.

The Securities of this series are subject to redemption in whole or in part, at any time or from time to time, at the option of the Company, on or after January 31, 2025 at a Redemption Price of 100% of the outstanding aggregate principal amount thereof plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period to, but excluding, the Redemption Date.

Notice of redemption shall be given in writing and mailed, first-class postage prepaid or by overnight courier guaranteeing next-day delivery, to each Holder of the Securities to be redeemed, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, at the Holder’s address appearing in the Security Register. All notices of redemption shall contain the information set forth in Section 11.04 of the Base Indenture.

Any exercise of the Company’s option to redeem the Securities shall be done in compliance with the Investment Company Act.

If less than all of the Securities are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Securities of such series to be redeemed or purchased (1) if the Securities are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Securities are listed, (2) on a pro rata basis to the extent practicable or (3) by lot or such similar method in accordance with the procedures of DTC. In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest shall cease to accrue on the Securities called for redemption.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

Holders of Securities do not have the option to have the Securities repaid prior to January 31, 2029.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (1) such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, (2) the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee, (3) such Holder offered the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, (4) for sixty (60) days after receipt of such notice, request and offer of indemnity, the Trustee shall have failed to institute any such proceeding, and (5) the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiples of $25 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

To the extent any provision in this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflicts of law principles.